Exhibit 3.15

CERTIFICATE OF INCORPORATION

OF

ENTERPRISE SERVICES, INC.

1.	The name of the corporation is Enterprise Services, Inc. (the “Corporation”).

2.	The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.	The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

4.	The total number of shares of stock which the Corporation shall have authority to issue is ten thousand (10,000) shares designated as common stock, and the par value of each of such shares is $1.00.

5.	The name and mailing address of the incorporator is:

Name	Address

Brenda Landry	Yellow Roadway Corporation
10990 Roe Avenue
Overland Park, KS 66211

6.	The business and affairs of the Corporation shall be managed by the Board of Directors.

7.	The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

8.	Elections of directors need not be by written ballot unless the bylaws of the Corporation so provide. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

9.	A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended.

Enterprise Services, Inc. Certificate of Incorporation January 2004	1

10.	The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of the State of Delaware.

11.	The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware, as the same may be amended from time to time, and all rights conferred upon stockholders, directors and officers, if any, are subject to this reservation.

12.	The Corporation is to have perpetual existence.

IN WITNESS WHEREOF, I have hereunto signed my name this 26th day of January, 2004.

/s/ Brenda Landry
Brenda Landry

Enterprise Services, Inc. Certificate of Incorporation January 2004	2

STATE OF DELAWARE

WAIVER OF REQUIREMENT

FOR AFFIDAVIT OF EXTRAORDINARY CONDITION

It appears to the Secretary of State that an earlier effort to deliver this instrument and tender such taxes and fees was made in good faith on the file date stamped hereto. The Secretary of State has determined that an extraordinary condition (as reflected in the records of the Secretary of State) existed at such date and time and that such earlier effort was unsuccessful as a result of the existence of such extraordinary condition, and that such actual delivery and tender were made within a reasonable period (not to exceed two business days) after the cessation of such extraordinary condition. The Secretary of State hereby waives the requirement for an affidavit of extraordinary condition and establishes such date and time as the filing date of such instrument.

/s/ Harriet Smith Windsor
Harriet Smith Windsor
Secretary of State

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

ENTERPRISE SERVICES, INC.

Enterprise Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify that:

1. The name of the corporation is Enterprise Services, Inc. (the “Company”).

2. By written consent, dated effective as of March 10, 2004, the Board of Directors of the Company adopted a resolution proposing and recommending to the sole stockholder the following amendment to the Certificate of Incorporation of the Company:

Article 1 of the Certificate of Incorporation of the Company shall be amended to read in its entirety as follows:

“1. The name of the Corporation is YRC Enterprise Services, Inc. (the “Corporation”).”

3. By written consent, dated effective as of March 10, 2004, the sole stockholder of the Company approved the amendment of the Certificate of Incorporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of amendment of Enterprise Services, Inc., effective the 10th day of March 2004.

/s/ Brenda Landry
Brenda Landry
Vice President and Assistant Secretary

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

OF

YRC ENTERPRISE SERVICES, INC.

YRC Enterprise Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), does hereby certify that:

1. By written consent, dated effective as of January 3, 2006, the Board of Directors of the Company adopted a resolution proposing and recommending to the sole stockholder the following amendment to the Certificate of Incorporation of the Company:

Article 1 of the Certificate of Incorporation of the Company shall be amended to read in its entirety as follows:

“1. The name of the Corporation is YRC Worldwide Enterprise Services, Inc. (the “Corporation”).”;

2. By written consent, dated effective as of January 3, 2006, the sole stockholder of the Company approved the amendment of the Certificate of Incorporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of YRC Enterprise Services, Inc., effective the 3rd day of January 2006.

/s/ Brenda Landry
Brenda Landry
Vice President and Assistant Secretary

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is YRC Worldwide Enterprise Services Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is YRC National Transportation, Inc., a Delaware corporation.

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Title 8, Section 251(c) of the Delaware General Corporation Law.

THIRD: The name of the surviving corporation is YRC Worldwide Enterprise Services, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of YRC Worldwide Enterprise Services, Inc. in effect immediately prior to the filing of this Certificate of Merger shall be the Certificate of Incorporation of the surviving corporation; provided however, that upon filing this Certificate of Merger, the name of YRC Worldwide Enterprise Services, Inc. shall be changed to YRC North American Transportation, Inc.

FIFTH: The merger is to become effective on December 31, 2007.

SIXTH: The executed Agreement and Plan of Merger is on file at 10990 Roe Avenue, Overland Park, Kansas 66221.

SEVENTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations, at the following address: 10990 Roe Avenue, Overland Park, Kansas 66221.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 21st day of December, 2007.

By:	/s/ Jeff P. Bennett
Authorized Officer

Name:	Jeff P. Bennett
Print or Type

Title:	Assistant Secretary

CERTIFICATE OF MERGER

Pursuant to Section 251 of the General Corporation Law of the State of Delaware, the undersigned corporation duly organized and existing in good standing under the laws of the state of Delaware does hereby certify that:

1. Name and State of Incorporation of Constituent Entities. The names and states of incorporation of the constituent entities to the proposed merger are (a) YRC North American Transportation, Inc., a Delaware corporation (“NAT”), and (b) YRC Enterprise Solutions Group Inc., a Delaware corporation (“ESG”), and YRC Worldwide Technologies, Inc., a Delaware corporation (“Technologies;” together with ESG, the “Eliminated Entities”).

2. Agreement and Plan of Merger. An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by NAT and the Eliminated Entities in accordance with Section 251 of the General Corporation Law of the State of Delaware.

3. Surviving Corporation. The Eliminated Entities shall be merged with and into NAT, and NAT shall be the merger’s surviving corporation.

4. Effective Date. Pursuant to the terms of the Agreement and Plan of Merger, the merger shall become effective at 11:59 p.m. on December 31, 2009 (the “Effective Date”).

5. Certificate of Incorporation. The Certificate of Incorporation of NAT as in effect on the Effective Date of the merger shall continue in full force and effect as the Certificate of Incorporation of the surviving corporation, except that effective at the time of the merger, the name of the surviving corporation as set forth under Section 1 of the Certificate of Incorporation of NAT shall be changed from “YRC North American Transportation, Inc.” to “YRC Enterprise Services, Inc.”

6. Location of Agreement and Plan of Merger. The executed Agreement and Plan of Merger is on file at the principal place of business of NAT. The address of the principal place of business of NAT is as follows: 10990 Roe Avenue, Overland Park, Kansas 66211.

7. Furnishing of Agreement and Plan of Merger. A copy of the Agreement and Plan of Merger will be furnished by NAT, on request and without cost, to any stockholder of NAT or the Eliminated Entities.

IN WITNESS WHEREOF, the surviving corporation has caused this certificate to be signed by an authorized officer, this 28 th day of December, 2009.

YRC NORTH AMERICAN TRANSPORTATION, INC.

/s/ Joseph Pec
Joseph Pec
Assistant Secretary